EXHIBIT 99.1

                          [CARVER BANCORP, INC. LOGO]              FOR IMMEDIATE
                                                                   RELEASE


      Contact:  David Lilly / Ruth Pachman        William Gray
                Kekst and Company                 Carver Bancorp, Inc.
                (212) 521-4800                    (212) 876-4747, ext. 174


              CARVER BANCORP, INC. REPORTS FISCAL YEAR 2003 RESULTS

                        ANNOUNCES EPS OF $0.42 AND $1.52
              FOR THE FOURTH QUARTER AND FISCAL YEAR, RESPECTIVELY

NEW YORK, NEW YORK, APRIL 23, 2003 - Carver Bancorp, Inc. (the "Company" or "Carver") (AMEX: CNY), the holding company for Carver Federal Savings Bank (the "Bank"), today announced its results of operations for the three- and twelve-month periods ended March 31, 2003 ("fiscal 2003").

The Company reported operating earnings for the fourth quarter of fiscal 2003, defined as net income before taxes adjusted for net gains from certain asset sales, of $1.8 million compared to $1.4 million for the same period last year, an increase of $355,000, or 24.8%. Operating earnings for fiscal 2003 increased $3.6 million, or 107.4%, to $6.9 million compared to $3.3 million for the same period last year.1

Net income available to common stockholders for the fourth quarter was $1.0 million, or $0.42 per diluted common share, compared to $1.3 million, or $0.53 per diluted common share, for the same period last year. The Company noted that net income available to common stockholders for the quarter declined $270,000 primarily due to the Company's fiscal 2003 obligation to accrue for federal taxes compared to fiscal 2002 when the Company utilized a tax loss carryforward. The tax provision for the fourth quarter of fiscal 2003 reflects the tax benefit derived from the establishment of a real estate investment trust. Management believes this tax benefit will continue.

Net income available to common stockholders for fiscal 2003 was $3.6 million, or $1.52 per diluted common share, compared to $4.5 million, or $1.89 per diluted common share, for the same period last year. Net income available to common stockholders for fiscal 2003 declined $882,000 primarily due to the Company recognizing $2.3 million from certain asset sales during fiscal 2002, whereas no such items were recognized in fiscal 2003, and the Company's fiscal 2003 obligation to accrue for federal taxes compared to fiscal 2002 when the Company utilized a tax loss carryforward for most of the year.

Commenting on the Company's fiscal 2003 results, President and Chief Executive Officer Deborah C. Wright stated: "Carver's solid fiscal 2003 results clearly illustrate the Bank's ability to maintain earnings momentum as evidenced by increased operating earnings growth for each

--------

1 MANAGEMENT BELIEVES THE PRESENTATION OF OPERATING EARNINGS IS A MEANINGFUL MEASURE OF THE COMPANY'S PERFORMANCE WHEN COMPARING THE RESULTS OF FISCAL 2002 TO FISCAL 2003. TO ACCURATELY COMPARE RESULTS OF THE COMPANY'S OPERATIONS, THE COMPANY'S TAX LIABILITY AND ANY GAIN AND/OR LOSS ON SALES OF ASSETS, INCLUDING BRANCHES, SECURITIES AND AUTO LOANS IN FISCAL 2002, ARE CONSIDERED DISTINCT FROM DAY-TO-DAY OPERATIONS OF THE COMPANY AND ARE THEREFORE EXCLUDED FOR PURPOSES OF THIS DEFINITION. A RECONCILIATION OF OPERATING EARNINGS TO INCOME BEFORE TAXES IS INCLUDED WITH THIS EARNINGS RELEASE.

quarter of the last two fiscal years. I am delighted that these results have been achieved despite a challenging and uncertain economic environment marked by increased unemployment in our markets, interest rates declining to forty-year lows, and extraordinarily high mortgage loan and mortgage-backed securities repayments."

Ms. Wright continued: "As we focus now more than ever on growing the franchise, we will continue to emphasize an active risk management strategy designed for flexibility in a volatile interest rate environment as well as controlling expenses and maintaining solid asset quality. We continue to execute our business plan to expand Carver's presence in our target markets with a clear focus on enhancing stockholder value. Our consistent quarterly performance and confidence in Carver's future once again led the Board of Directors on April 22, 2003 to declare a $0.05 per share quarterly dividend for the fourth quarter to increase our shareholders participation in the Company's earnings."

Financial highlights for the three-month period ended March 31, 2003 compared to March 31, 2002, unless otherwise indicated, include:

         o Operating earnings increased 24.8% to $1.8 million from $1.4 million.
         o Net interest income increased $358,000, or 7.9%, to $4.9 million from $4.6 million.
         o Non-interest income, increased $129,000, or 21.0%, to $742,000 from $613,000.
         o Non-interest expense increased $357,000, or 10.2%, to $3.9 million from $3.5 million.
         o Mortgage loan originations remained relatively constant at $13.7 million compared to $13.8 million.
         o Total Assets increased $22.3 million, or 4.6%, to $506.7 million from $484.4 million at December 31, 2002.
         o Total Deposits increased $12.5 million, or 3.7%, to $347.2 million from $334.7 million at December 31, 2002.
         o Stockholders' Equity increased $1.0 million, or 2.4%, to $40.8 million from $39.9 million at December 31, 2002.

Financial highlights for the twelve-month period ended March 31, 2003 compared to March 31, 2002, include:

         o Operating earnings increased 107.4% to $6.9 million from $3.3 million.
         o Net interest income increased $2.2 million, or 13.5%, to $18.4 million from $16.2 million.
         o Non-interest income, excluding gains and losses from certain asset sales increased $1.0 million, or 43.7%, to $3.2 million from $2.2 million.
         o Non-interest expense increased $494,000, or 3.5%, to $14.7 million from $14.2 million.
         o Mortgage loan originations decreased $12.3 million, or 20.5%, to $47.5 million from $59.8 million.
         o Total Assets increased $56.4 million, or 12.5%, to $506.7 million from $450.3 million.
         o Total Deposits increased $22.2 million, or 6.8%, to $347.2 million from $325.0 million.
         o Stockholders' Equity increased $4.1 million, or 11.1%, to $40.8 million from $36.7 million

INCOME STATEMENT HIGHLIGHTS

Fourth Quarter Results
----------------------
Net interest income before the provision for loan losses increased by $358,000, or 7.9%, to $4.9 million compared to $4.6 million for the same period last year. Interest income increased $105,000, or 1.5%, compared to the same period last year while interest expense decreased by $253,000, or 10.2%. Interest income increased as a result of higher mortgage loan and mortgage-backed securities balances partially offset by declining interest rates. Interest expense benefited from the declining interest rate environment and the Bank's restructuring of certain deposit rates that resulted in a lower cost of funds.

The Company did not provide for additional loan loss reserves compared to $225,000 for the same period last year as the Company considers the current overall reserve for loan losses adequate.

Non-interest income increased $129,000, or 21.0%, to $742,000 compared to $613,000 for the same period last year. The change in non-interest income was largely attributable to the recognition of higher mortgage prepayment penalties, increases in ATM usage over the same period last year and a restructuring of loan and depository fees and service charges which began in the second quarter of fiscal 2003.

Non-interest expense increased $357,000, or 10.2%, to $3.9 million compared to $3.5 million for the same period last year. The increase in non-interest expense was primarily attributable to expenses related to annual compensation plans and occupancy and equipment costs, partially offset by lower legal and advertising expenses.

Income before taxes increased $355,000, or 24.8%, to $1.8 million compared to $1.4 million for the same period last year.

Fiscal 2003 Results
-------------------
Net interest income before the provision for loan losses increased by $2.2 million, or 13.5%, to $18.4 million compared to $16.2 million for the same period last year. Interest income declined $876,000, or 3.1%, compared to the same period last year while interest expense decreased by $3.1 million, or 25.4%. The reduction in interest income was a result of declining interest rates and a decrease in the fiscal year average balance of loans due to higher than expected mortgage loan prepayments, partially offset by an escalation in the recognition of deferred loan fee income. Interest expense benefited from the declining interest rate environment and the Bank's restructuring of certain deposit rates that resulted in a lower cost of funds.

The Company did not provide for additional loan loss reserves compared to $900,000 for the same period last year. The provision for loan losses was not increased during the period due to an improvement in credit quality in fiscal 2003 compared to the same period last year and an overall reserve for loan losses that the Company considered to be adequate. During fiscal 2003, Carver applied net loan recoveries of $30,000 to the allowance for loan losses compared to net loan charge-offs of $323,000 for the same period last year.

Non-interest income, adjusted for gains and losses from certain asset sales, increased $1.0 million, or 43.7%, to $3.2 million compared to $2.2 million for the same period last year. The change in non-interest income was largely attributable to the recognition of higher mortgage prepayment penalties, including $361,000 received from three loans, increases in ATM usage over the same period last year and a restructuring of loan fees and service charges and depository fees and charges which began in the second quarter of fiscal 2003.

Non-interest expense increased $494,000, or 3.5%, to $14.7 million compared to $14.2 million for the same period last year. The increase in non-interest expense is primarily attributable to increases in compensation, occupancy and equipment costs, partially offset by reductions in advertising and legal expenses.

For fiscal 2003 income before taxes increased $1.3 million, or 22.7%, to $6.9 million compared to $5.6 million for the same period last year.

FINANCIAL CONDITION HIGHLIGHTS

At March 31, 2003, total assets increased by $56.4 million, or 12.5%, to $506.7 million compared to $450.3 million at March 31, 2002. The asset growth primarily reflects an increase in total securities of $59.3 million, comprised of new purchases net of prepayments, an increase in loans receivable, net, of $3.0 million as new mortgage loan originations and purchases exceeded mortgage loan prepayments, and a decline of $11.7 million in cash and cash equivalents. Management will continue to evaluate the balance of interest earning assets allocated to loan originations and purchases as well as additional purchases of mortgage-backed securities while continuing to assess yields and economic risk.

At March 31, 2003, total liabilities increased by $52.3 million, or 12.7%, to $465.9 million from $413.6 million at March 31, 2002. The increase in liabilities is a result of additional borrowings from the Federal Home Loan Bank of New York of $33.3 million and an increase in deposits of $22.2 million partially offset by a decrease of $3.2 million in other liabilities.

At March 31, 2003, stockholders' equity increased $4.1 million, or 11.1%, to $40.8 million compared to $36.7 million at March 31, 2002. The increase in stockholders' equity was primarily attributable to retained earnings of $3.5 million for fiscal 2003 and an increase of $383,000 in other comprehensive income.

During the quarter ended March 31, 2003, the Company did not purchase any additional shares of its common stock in open market transactions as part of its stock repurchase program announced on August 6, 2002. During the second quarter of fiscal 2003 the Company purchased 9,100 shares of its common stock in open market transactions at an average price of $11.01 per share. The Company intends to use the repurchased shares to fund its stock-based benefit and compensation plans and for any other purpose the Board of Directors of the Company deems advisable in compliance with applicable law.

ASSET QUALITY

At March 31, 2003, non-performing assets totaled $1.8 million, or 0.61% of total loans receivable, compared to $2.8 million, or 0.96% of total loans receivable at March 31, 2002, a decrease of $1.0 million, or 36.2%. At March 31, 2003, the allowance for loan losses of $4.2 million was substantially unchanged from that of March 31, 2002. The allowance for loan losses was increased by $30,000 of net recoveries in fiscal 2003. At March 31, 2003, the ratio of the allowance for loan losses to non-performing loans was 230.7% compared to 146.2% at March

31, 2002. At March 31, 2003, the ratio of the allowance for loan losses to loans receivable was 1.40% compared to 1.41% at March 31, 2002.

Carver Bancorp, Inc. is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. Carver Federal Savings Bank, the largest publicly-traded African- and Caribbean-American run financial institution in the United States, operates five full-service branches in the New York City boroughs of Brooklyn, Queens and Manhattan. For further information, please visit the Company's website at www.carverbank.com.

STATEMENTS CONTAINED IN THIS NEWS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WHICH MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "SHOULD," "COULD," "PLANNED," "ESTIMATED," "POTENTIAL" AND SIMILAR TERMS AND PHRASES. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS. FACTORS WHICH COULD RESULT IN MATERIAL VARIATIONS INCLUDE, BUT ARE NOT LIMITED TO, THE COMPANY'S SUCCESS IN IMPLEMENTING ITS INITIATIVES, INCLUDING EXPANDING ITS PRODUCT LINE, SUCCESSFULLY REBRANDING ITS IMAGE AND ACHIEVING GREATER OPERATING EFFICIENCIES; CHANGES IN INTEREST RATES WHICH COULD AFFECT NET INTEREST MARGINS AND NET INTEREST INCOME; COMPETITIVE FACTORS WHICH COULD AFFECT NET INTEREST INCOME AND NON-INTEREST INCOME; GENERAL ECONOMIC CONDITIONS WHICH COULD AFFECT THE VOLUME OF LOAN ORIGINATION, DEPOSIT FLOWS, REAL ESTATE VALUES, THE LEVELS OF NON-INTEREST INCOME AND THE AMOUNT OF LOAN LOSSES AS WELL AS OTHER FACTORS DISCUSSED IN DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY AND THE BANK UNDERTAKE NO OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT OCCUR AFTER THE DATE ON WHICH SUCH STATEMENTS WERE MADE.

                                      # # #

                             CARVER BANCORP, INC. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                               (In thousands, except share data)

                                                                                                     MARCH 31,           MARCH 31,
                                                                                                       2003                 2002
                                                                                                       ----                 ----
                                                                                                    (UNAUDITED)
ASSETS
Cash and cash equivalents:
    Cash and due from banks                                                                          $  17,660           $  13,751
    Federal Funds sold                                                                                   5,500              21,100
                                                                                                     ---------           ---------
         Total cash and cash equivalents                                                                23,160              34,851
                                                                                                     ---------           ---------
Securities:
     Available-for-sale, at fair value (including pledged as collateral of
       $124,139 at March 31, 2003, $76,720 at March 31, 2002)                                          128,220              89,821
     Held-to-maturity, at amortized cost (including pledged as collateral of
       $35,138 at March 31, 2003, $15,549 at March 31, 2002)                                            36,530              15,643
                                                                                                     ---------           ---------
          Total securities                                                                             164,750             105,464
                                                                                                     ---------           ---------
Loans receivable:
     Real estate mortgage loans                                                                        294,710             291,510
     Consumer and commercial business loans                                                              2,186               2,328
     Allowance for loan losses                                                                          (4,158)             (4,128)
                                                                                                     ---------           ---------
          Total loans receivable, net                                                                  292,738             289,710
                                                                                                     ---------           ---------
Office properties and equipment, net                                                                    10,193              10,251
Federal Home Loan Bank of New York stock, at cost                                                        5,440               3,763
Accrued interest receivable                                                                              3,346               2,804
Identifiable intangible asset, net                                                                         178                 391
Other assets (1)                                                                                         6,934               3,072
                                                                                                     ---------           ---------
          Total assets                                                                               $ 506,739           $ 450,306
                                                                                                     =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Deposits                                                                                        $ 347,164           $ 324,954
     Advances from the Federal Home Loan Bank of New York and other borrowed money                     108,996              75,651
     Other liabilities (1)                                                                               9,757              12,959
                                                                                                     ---------           ---------
          Total liabilities                                                                            465,917             413,564
                                                                                                     ---------           ---------
Stockholders' equity:
     Preferred stock (par value $0.01 per share; 1,000,000
        shares authorized; 100,000 issued and outstanding)                                                   1                   1
     Common stock (par value $0.01 per share: 5,000,000 shares authorized; 2,316,358 shares issued;
        2,296,960 and 2,300,896 outstanding at March 31, 2003 and March 31, 2002, respectively)             23                  23
     Additional paid-in capital                                                                         23,781              23,756
     Retained earnings                                                                                  16,712              13,194
     Unallocated common stock  held by employee stock ownership plan                                         -                (152)
     Unamortized awards of common stock under  management recognition plan                                  (4)                (58)
     Treasury stock, at cost (19,398 shares at March 31, 2003 and 15,489 shares at March 31, 2002)        (190)               (138)
     Accumulated other comprehensive income                                                                499                 116
                                                                                                     ---------           ---------

          Total stockholders' equity                                                                    40,822              36,742
                                                                                                     ---------           ---------
     Total liabilities and stockholders' equity                                                      $ 506,739           $ 450,306
                                                                                                     =========           =========

(1) Reclassifications have been made to prior period in order to conform with current period.

                 CARVER BANCORP, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except per share data)


                                                                     TWELVE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                                           MARCH 31,                           MARCH 31,
                                                                           ---------                           ---------
                                                                        (UNAUDITED)
                                                                      2003             2002              2003                2002
                                                                      ----             ----              ----                ----
Interest Income:
   Loans                                                             $ 5,388          $ 5,640          $ 21,182            $ 22,586
   Mortgage-backed securities                                          1,287              943             4,282               2,918
   Investment securities                                                 416              400             1,614               2,324
   Federal funds sold                                                     34               37               300                 426
                                                                     -------          -------          --------            --------
     Total interest income                                             7,125            7,020            27,378              28,254
                                                                     -------          -------          --------            --------

Interest expense:
   Deposits                                                            1,316            1,705             5,760               8,127
   Advances and other borrowed money                                     900              764             3,223               3,920
                                                                     -------          -------          --------            --------
     Total interest expense                                            2,216            2,469             8,983              12,047
                                                                     -------          -------          --------            --------

     Net interest income                                               4,909            4,551            18,395              16,207

Provision for loan losses                                                  -              225                 -                 900
                                                                     -------          -------          --------            --------
     Net interest income after provision for loan losses               4,909            4,326            18,395              15,307
                                                                     -------          -------          --------            --------

Non-interest income: (1)
   Depository fees and charges                                           469              361             1,813               1,497
   Loan fees and service charges                                         273              248             1,341                 686
   Gain on sale of investment securities                                   -                -                 -               1,399
   Income from sale of branches                                            -                -                 -                 987
   Loss from sale of loans                                                 -                -                 -                (101)
   Other                                                                   -                4                 7                  17
                                                                     -------          -------          --------            --------
      Total non-interest income                                          742              613             3,161               4,485
                                                                     -------          -------          --------            --------

Non-interest expense: (1)
   Compensation and benefits                                           1,969            1,653             6,774               6,505
   Net occupancy expense                                                 308              183             1,261               1,144
   Equipment                                                             435              261             1,610               1,420
   Other                                                               1,150            1,408             5,047               5,129
                                                                     -------          -------          --------            --------
      Total non-interest expense                                       3,862            3,505            14,692              14,198
                                                                     -------          -------          --------            --------

      Income before income taxes                                       1,789            1,434             6,864               5,594
Income taxes                                                             715               90             3,033                 881
                                                                     -------          -------          --------            --------
      Net income                                                     $ 1,074          $ 1,344           $ 3,831             $ 4,713
                                                                     =======          =======          ========            ========

Dividends applicable to preferred stock                                 $ 49             $ 49             $ 197               $ 197

      Net income available to common stockholders                    $ 1,025          $ 1,295           $ 3,634             $ 4,516
                                                                     =======          =======          ========            ========

Earnings per common share:
       Basic                                                          $ 0.45           $ 0.57            $ 1.59              $ 1.98
                                                                     =======          =======          ========            ========
       Diluted                                                        $ 0.42           $ 0.53            $ 1.52              $ 1.89
                                                                     =======          =======          ========            ========


(1) Reclassifications have been made to prior year periods in order to conform with current periods.

                      CARVER BANCORP, INC. AND SUBSIDIARIES
                               SELECTED KEY RATIOS
                                   (Unaudited)

                                                                   Three Months Ended           Twelve Months Ended
Key Operating Ratos:                                                    March 31,                    March 31,
                                                                   2003           2002          2003           2002
                                                                   ----           ----          ----           ----
Return on average assets (1)                                       0.88 %         1.20 %        0.83 %         1.11 %
Return on average equity (2)                                      10.88          14.63          9.77          13.78
Interest rate spread (3)                                           4.20           3.60          4.17           3.86
Net interest margin (4)                                            4.28           3.75          4.26           4.05
Operating expenses to average assets (5)                           3.15           3.12          3.18           3.33
Equity-to-assets (6)                                               8.06           8.16          8.06           8.16
Efficiency ratio (7)                                              68.34          67.87         68.16          77.89
Average interest-earning assets to
  interest-bearing liabilities                                     1.04           1.08          1.05           1.07


Asset Quality Ratios:                                                                                March 31,
                                                                                                2003           2002
                                                                                                ----           ----
Non performing assets to total assets (8)                                                       0.36 %         0.63 %
Non performing assets to total loans (8)                                                        0.61           0.96
Allowance for loan losses to total loans                                                        1.40           1.41
Allowance for loan losses to non-performing loans (8)                                          230.7          146.2



(1) Net income divided by average total assets, annualized
(2) Net income divided by average total equity, annualized
(3) Combined weighted average interest rate earned less combined weighted average interest rate cost
(4) Net interest income divided by average interest-earning assets
(5) Non-interest expenses less loss on foreclosed real estate divided by average total assets, annualized
(6) Total equity divided by assets at period end
(7) Operating expenses divided by sum of net interest income plus non-interest income
(8) Non performing assets consist of non-accrual loans, loans accruing 90 days or more past due, & property acquired in settlement of loans

                      CARVER BANCORP, INC. AND SUBSIDIARIES
                      RECONCILIATION OF OPERATING EARNINGS
                                 (In thousands)


                                                                       TWELVE MONTHS ENDED                   TWELVE MONTHS ENDED
                                                                            MARCH 31,                             MARCH 31,
                                                                            ---------                             ---------
                                                                           (UNAUDITED)
                                                                       2003             2002               2003             2002
                                                                       ----             ----               ----             ----
Income before income taxes                                           $ 1,789          $ 1,434            $ 6,864          $ 5,594

  Adjusted for:
      Gain on sale of investment securities                               --               --                 --           (1,399)
      Income from sale of branches                                        --               --                 --             (987)
      Loss from sale of loans                                             --               --                 --              101
                                                                     -------          -------            -------          -------
Operating earnings                                                   $ 1,789          $ 1,434            $ 6,864          $ 3,309
                                                                     =======          =======            =======          =======